EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Consolidated Water Co. Ltd.:

We consent to the incorporation by reference in the Registration Statement of Consolidated Water Co. Ltd. on Form S-8 (Registration No. 333-10206) of our report dated March 16, 2017 with respect to our audits of the consolidated financial statements of Ocean Conversion (BVI) Ltd. as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, which report is included in this Annual Report on Form 10-K.

/s/ Marcum LLP

Fort Lauderdale, Florida
March 16, 2017